[Quarles & Brady Letterhead]




                                October 22, 1996

M.D. Labs, Inc.
1719 West University Drive
Suite 187
Tempe, Arizona 85281

              Re: Form SB-2 Registration Statement

Dear Sirs:

              We refer to the Registration Statement on Form SB-2 (File No. 333-11821), as amended (the "Registration Statement"), filed by M.D. Labs, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale of up to 1,495,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), by the Company to the Underwriters named in
Schedule 1 to the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

              We have reviewed the General Corporation Law of the State of Delaware and examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, and such corporate and other records and proceedings of the Company, and made such other investigation and inquiries of public officials and the officers of the Company, as we deemed necessary to the opinions hereinafter expressed. On the basis of the foregoing, we are of the opinion that the Shares covered by the Registration Statement to be sold by the Company pursuant to the Underwriting Agreement, when issued and delivered by the Company against payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

              We do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the

                                                                     Exhibit 5.1
                                                             M.D. Labs 1996 SB-2
                                                                 Amendment No. 1

M.D. Labs, Inc.
October 22, 1996
Page 2



Prospectus constituting part of the Registration Statement; provided, however, that by so consenting we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                  Sincerely,

                                                  /s/ QUARLES & BRADY
                                                  QUARLES & BRADY






                                                                     Exhibit 5.1
                                                             M.D. Labs 1996 SB-2
                                                                 Amendment No. 1